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                                                                     Exhibit 5.1



                        [PEPPER HAMILTON LLP LETTERHEAD]

                                December 26, 2006



PolyMedix, Inc.
170 North Radnor Chester Road, Suite 300
Radnor, Pennsylvania 19087

         Re:      Registration Statement on Form S-8
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 Ladies and Gentlemen:

         Reference is made to the registration statement on Form S-8 (the "Registration Statement") of PolyMedix, Inc., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         The Registration Statement covers up to 5,423,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), for issuance as follows: 4,000,000 of the Shares for issuance under the Company's 2005 Omnibus Equity Compensation Plan (the "2005 Plan") and 1,423,000 of the Shares for issuance under the Company's 2002 Equity Compensation Plan (together with the 2005 Plan, the "Plans").

         We have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date, the Plans, and such other documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the authenticity of all documents submitted to us as copies of originals.

         Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan and any underlying award agreement or letters, will be legally issued, fully paid, and non-assessable.

         Our opinion is limited to the Delaware General Corporation Law and the federal securities laws, each as in effect as of the date hereof.

                                       /s/ PEPPER HAMILTON LLP
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                                       PEPPER HAMILTON LLP
                                       400 Berwyn Park
                                       899 Cassatt Road
                                       Berwyn, PA 19312-1183
                                       (610) 640-7800